NORFOLK SOUTHERN CORPORATION
                            Three Commercial Place
                         Norfolk, Virginia 23510-2191




                                               April 22, 2003


Dear Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Stockholders of Norfolk Southern Corporation, to be held on May 8, 2003. Your Board of Directors has unanimously recommended that stockholders vote FOR Items 1 and 2, and AGAINST Item 3.

Please help your company avoid the expense of further solicitation -- vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,


DEZORA M. MARTIN
Corporate Secretary



                                 IMPORTANT NOTE

     Remember, you can now vote by telephone or via the Internet --
         Simply follow the easy instructions on the enclosed proxy or voting instruction card.

     If you have any questions, or need assistance in the voting of your shares, please call our proxy solicitor,


                      INNISFREE M&A INCORPORATED
                     TOLL-FREE, at 1-877-687-1871